Exhibit 3(b)



                                     BY-LAWS

                        NIAGARA MOHAWK POWER CORPORATION

                             ADOPTED JANUARY 5, 1950


                           (As Amended April 23, 1998)

                                     BY-LAWS

                        NIAGARA MOHAWK POWER CORPORATION

                             ADOPTED JANUARY 5, 1950

                           (As Amended April 23, 1998)

                                     *INDEX

                                     Page                                      Page
Additional Officers                    14    Lost Stock Certificates             19
Adjournments                            4    Notices of Meetings             3,8,11
Amendments                             20    Officers                            11
Annual Meeting                          2    Place of Meeting                     3
Assistant Officers                  13,14    President                           12
Audit Committee                        10    Procedure                    4,9,11,20
Bonds                                  15    Proxies                              6
Certificate of Stock                   17    Quorum                             4,9
Chairman of the Board                  12    Record Date                         18
Committees                              9    Registrar                           17
Compensation                         8,15    Resignation                          7
Controller                             13    Scrip                               19
Corporate   Charter                     1    Secretary                           13
Corporate   Seal                       20    Special Meetings                     3
Directors                               6    Stock                               17
Directors' Meetings                     8    Stockholders' Meetings               2
Election                        2,6,12,20    Term of Office                    6,12
Executive Committee                    10    Transfer Agent                      17
Finance Committee                      10    Transfers of Shares                 18
Finances                               19    Treasurer                           14
Fiscal Year                            20    Unanimous Written Consent           11
General Provisions                     19    Vacancies                            7
Indemnification; Insurance          15,17    Vice Presidents                     13
Inspectors of Election                  5    Voting                               5



*This Index does not constitute part of the By-Laws or have any bearing upon the interpretation of their terms and provisions.

                   BY-LAWS OF NIAGARA MOHAWK POWER CORPORATION

                                    ARTICLE I

                      BY-LAWS SUPPLEMENT CORPORATE CHARTER


SECTION 1. CORPORATE CHARTER: The provisions of these by-laws supplement the corporate charter. The provisions of the latter shall govern over the provisions of these by-laws in the event of any conflict, Elections of directors and meetings of stockholders in addition to those provided by these by-laws may be held in accordance with the provisions of the corporate charter. The term "corporate charter" as used in these by-laws includes the Certificate of Consolidation of Antwerp Light and Power Company, Baldwinsville Light and Heat Company of Baldwinsville, N.Y., Fulton Fuel and Light Company, Fulton Light, Heat and Power Company, Malone Light and Power Company, Northern New York Utilities, Inc., The Norwood Electric Light and Power Company, Peoples Gas and Electric Company of Oswego, St. Lawrence County Utilities, Inc., St. Lawrence Valley Power Corporation, The Syracuse Lighting Company, Inc., and Utica Gas and Electric Company forming Niagara Hudson Public Service Corporation, filed in the Department of State of the State of New York on July 31, 1937, all certificates supplemental thereto or amendatory thereof or in restatement thereof filed in the Department of State of the State of New York (including specifically but without limitation among all such supplemental or amendatory certificates heretofore filed or hereafter to be filed, the Certificate of Change of Name of Niagara Hudson Public Service Corporation to Central New York Power Corporation, filed in the Department of State of the State of New York on September 15, 1937, the Certificate of Consolidation of New York Power and Light Corporation and Buffalo Niagara Electric Corporation and Central New York Power Corporation which is to survive the consolidation and be named Niagara Mohawk Power Corporation Pursuant to Sections 26-a and 86 of the Stock Corporation Law and to Subdivision 4 of Section 11 of the Transportation Corporations Law, filed in the Department of State of the of New York on January 5, 1950, and the Certificate of Amendment of Certificate of Incorporation of Niagara Mohawk Power Corporation Pursuant to Sections 26-a and 36 of the Stock Corporation Law, filed in the Department of State of the State of New York on January 5, 1950), and includes also all resolutions of the board of directors fixing the designations, preferences, privileges and voting powers of any series of stock of the corporation, and all other instruments which are binding upon, and define or set forth the rights of, the stockholders of the corporation.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


SECTION 1. ANNUAL MEETING: The annual meeting of the stockholders of the corporation for the election of directors and the transaction of such other business as may properly come before it shall be held at such date and time as may be designated by the Board of Directors.

         Business properly brought before any such annual meeting shall include matters specifically set forth in the corporation's proxy statement with respect to such meeting, matters which the Chairman of the Board of Directors in his sole discretion causes to be placed on the agenda of any such annual meeting and
(i) any proposal of a stockholder of this corporation and (ii) any nomination by a stockholder of a person or persons for election as director or directors, if such stockholder has made a written request to this corporation to have such proposal or nomination considered at such annual meeting, as provided herein, and further provided that such proposal or nomination is otherwise proper for consideration under applicable law and the certificate of incorporation and by-laws of the corporation.

         Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the corporation must be received by the secretary of the corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the annual meeting; provided, however, that if the date of the annual meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date.

         Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder).

         Any  stockholder  desiring  to  nominate  any person for  election as a director of the corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), such person's signed consent to serve as a director of the corporation if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the corporation beneficially owned by such stockholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, option or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions).

         The person presiding at the meeting in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been so given.


SECTION 2. SPECIAL MEETINGS: Special meetings of the stockholders of the corporation may be called at any time by a majority of the entire board of directors or by the Chairman of the Board or the President. Such request shall state the purpose or purposes of the proposed meeting.

         Special meetings of stockholders for the election of directors in accordance with the provisions of the corporate charter providing for a special election of directors in the event of default in the payment of dividends on the preferred stock or preference stock for a specified period and on the termination of such default may be called as provided in the corporate charter.


SECTION 3. PLACE AND NOTICE OF STOCKHOLDERS' MEETINGS: Meetings of Stockholders shall be held at the principal office of the corporation in the City of Syracuse, New York, or at such other place or places in the State of New York as may be determined from time to time by the board of directors. For meetings other than annual meetings, the notice shall also state by and at whose direction and for what purpose or purposes the meeting is called. If the manner of giving notice of the meeting is not specified by law or the corporate charter, notice shall be given by mailing, postage prepaid, not less than ten
(10) nor more than sixty (60) days before such meeting, a copy of the notice of such meeting, stating the purpose or purposes for which the meeting is called and the time when and the place where it is to be held, to each stockholder of record on the record date established pursuant to Article VII, Section-4 entitled to vote at the meeting at his address as it appears on the stock book of the corporation, unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall also include a statement to that effect.


SECTION 4. BUSINESS AT STOCKHOLDERS' MEETINGS: Business transacted at all meetings of stockholders shall be confined to the objects stated in the notice of the meeting and matters germane thereto. In the absence of fraud, the determination of the holders of a majority of the stock present in person or by proxy and entitled to vote at the meeting shall be conclusive as to whether any proposed action or proceeding at such meeting is within the scope of the notice of such meeting.


SECTION 5. PROCEDURE: The order of business and all other matters of procedure at every meeting of stockholders may be determined by the presiding officer.


SECTION 6. QUORUM: Except as otherwise provided by law or in the corporate charter, the presence of a majority of the holders of shares, in person or by proxy, entitled to vote thereat shall constitute a quorum at any shareholders' meeting.


         SECTION 7. ADJOURNMENTS: Except as otherwise provided by the corporate charter, the stockholders entitled to vote who are present in person or by proxy at any meeting of stockholders, whether or not a quorum shall be present or represented at the meeting, shall have power by a majority vote to adjourn the meeting from time to time without further notice other than announcement at the meeting, unless the board of directors shall fix a new record date in respect of such adjourned meeting, in which case the provisions of Section 3 of this Article shall apply. At any adjourned meeting at which the requisite amount of voting stock shall be present in person or by proxy any business may be transacted which might have been transacted at the meeting as originally called, and the stockholders entitled to vote at the meeting as originally called, and no others, unless the board of directors shall have fixed a new record date in respect thereof, shall be entitled to vote at such adjourned meeting.

SECTION 8. VOTING: Whenever an action shall require the vote of stockholders, the tabulations that identify the particular vote of a stockholder on all proxies, consents, authorizations and ballots shall be kept confidential, except as disclosure may be required (i) by applicable law, (ii) in pursuit or defense of legal proceedings, (iii) to resolve a bona fide dispute as to the authenticity of one or more proxies, consents, authorizations or ballots or as to the accuracy of any tabulation of such proxies, consents, authorizations or ballots, (iv) if an individual stockholder requests that his or her vote and identity be forwarded to the corporation, or (v) in the event of a proxy or consent solicitation in opposition to the solicitation of the Board of Directors of the corporation; and the receipt and tabulation of such votes will be by an independent third party not affiliated with the corporation. Comments written on proxies, consents, authorizations and ballots, will be transcribed and provided to the secretary of the corporation without reference to the vote of the stockholder, except where such stockholder has requested that the nature of their vote be forwarded to the corporation.

         Stockholders shall have such voting rights as may be granted by law and the provisions of the corporate charter. All questions presented to stockholders for decision shall be decided by a vote of shares. Voting may be viva voce unless a stockholder present in person or by proxy and entitled to vote at the meeting shall demand a vote by ballot in which event a vote by ballot shall be taken. Except where otherwise provided by law, the corporate charter or these by-laws, elections shall be determined by a plurality vote and all other questions that shall be submitted to stockholders for decision shall be decided by a majority of the votes cast.


SECTION 9. INSPECTORS OF ELECTION: Two inspectors of election who are not employees or directors of the corporation, shall be appointed by the directors to serve at each meeting of stockholders, or of a class of stockholders, such inspectors to serve at such meeting and any adjournments thereof; and such inspectors shall have authority to count and report upon the votes cast at such meeting upon the election of directors and such other questions as may be voted upon by ballot. In the event that any such inspector of election shall not have been appointed by the directors to serve at such meeting, or, having been appointed, shall be absent from such meeting or adjournment or unable to serve thereat, such inspector shall be appointed by the presiding officer at such meeting or adjournment.

         The inspectors appointed to act at any meeting of stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them and shall be filed in the records of such meeting.

         The inspectors shall be responsible for determining the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of any proxies. They shall also receive and tabulate all votes, ballots or consents and determine the result of any election, hear and determine all challenges and questions arising in connection with any election and do such acts to conduct the election according to the applicable provisions of'law of the State of New York.

SECTION 10. PROXIES: Each stockholder entitled to vote at any meeting of stockholders may be represented and vote at such meeting by his proxy, authorized and acting in manner as provided by the applicable laws of the State of New York. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy in accordance with law.


                                   ARTICLE III

                                    DIRECTORS


SECTION 1. NUMBER AND QUALIFICATIONS: Except as otherwise required by the provisions of the corporate charter relating to the rights of the holders of any class or series of preferred or preference stock having a preference over the common stock as to dividends or to elect directors under specified circumstances, the board of directors shall consist of not less than nine (9) nor more than twenty-one (21) persons, the exact number initially to be fifteen
(15) persons, subject to change from time to time to any number not less than nine (9) nor more than twenty-one (21) persons by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board for adoption). Directors need not be stockholders. No person, other than those serving on November 11, 1976, who has reached age 70 prior to May 1 in the year such director would otherwise stand for election, shall stand for election as a director.


SECTION 2. ELECTION AND TENURE OF OFFICE: Except as otherwise provided by law, the corporate charter or these by-laws, the directors of the corporation shall be elected at the annual meeting of the stockholders or at any meeting of the stockholders held in lieu of such annual meeting, which meeting, for the purposes of these by-laws, shall be deemed the annual meeting. The directors shall be classified, with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1991, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose terms expire at that meeting shall be elected, to hold office until the annual meeting of stockholders held in the third year following the year of their election. Except as otherwise provided in the corporate charter, the directors shall hold office until the annual meeting at which their respective terms expire and until their successors are elected and have qualified. The election of directors shall be conducted by two inspectors of election appointed as hereinbefore provided. The election need not be by ballot and shall be decided by a plurality vote.


SECTION 3. RESIGNATION; REMOVAL: Any director of the corporation may resign at any time by giving his resignation to the chief executive officer of the corporation, or to the Secretary. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of the holders of any class or series of preferred or preference stock having preference over the holders of common stock as to dividends or to elect directors under specified circumstances, any director, or the entire board of directors, may be removed from office at any time, but only for cause.


SECTION 4. VACANCIES: Except as otherwise provided by the corporate charter, if the office of any director becomes vacant for any reason, a majority of the directors then in office, whether or not such majority shall constitute a quorum, may choose a successor who, to the extent required by New York law, shall hold office until the next annual meeting of stockholders at which the election of directors is in the regular order of business and until his successor has been elected and qualified; provided that if New York law does not so require, such director shall hold office for the full unexpired term of the director whose seat he is filling, or any such vacancy in the board of directors may be filled by the stockholders entitled to vote at any meeting of stockholders, notice of which shall have referred to the proposed election.

         Except as otherwise provided by the corporate charter, in the event of an increase in the number of directors pursuant to Section 1 of this Article III, a majority of the directors then in office, whether or not such majority shall constitute a quorum, may elect the additional director or directors who to the extent required by New York law, shall hold office until the next annual meeting of stockholders at which the election of directors is in the regular order of business and until his successor has been elected and qualified; provided that if New York law does not so require, such director or directors shall hold office for the full unexpired term of the class of directors to which such director or directors is elected, or any such director or directors may be elected by the stockholders entitled to vote at any meeting of stockholders, notice of which shall have referred to the proposed election. No decrease in the number of authorized directors constituting the entire board of directors shall shorten the term of any incumbent director.

SECTION 5. COMPENSATION: Members of the board of directors shall be entitled to compensation for service and the board of directors may assign duties to any member or members of the board and may fix the amount of compensation therefor, which shall be a charge to be paid by the corporation. The board of directors may elect or appoint members of the board as officers, members of committees, or agents of the corporation, may assign duties to be performed and may fix the amount of the respective salaries, fees or other compensation therefor, and the amount so fixed shall be a charge to be paid by the corporation. In addition to any other compensation provided pursuant to these by-laws, each director shall be entitled to receive a fee, in amount as fixed from time to time by resolution of the board of directors, for attendance at any meeting of the board, or of any committee of the board, together with his expenses of attendance, if any.


SECTION 6. MEETINGS OF DIRECTORS: Regular meetings of the board of directors shall be held at such times and at such places as may be determined by the board of directors, or by the Chairman of the Board or by the President. Special meetings of the board may be called from time to time by any three directors, or by the Chairman of the Board or by the President.

         Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all board or committee members file one or more written consents to a resolution authorizing the action with the respective minutes of the board or committee as the case may be.

         Any one or more members of the board or of any of its committees may participate in a meeting of the board or committee by conference telephone or similar communications equipment allowing all participants in the meeting to hear each other at the same time. Participation by such means shall constitute presence at a meeting.

SECTION 7. NOTICE OF MEETINGS OF BOARD OF DIRECTORS: Notice of each meeting of the board of directors, stating the time and place thereof, shall be given to each member of the board by the Secretary, or an Assistant Secretary, by mailing the same, postage prepaid, addressed to each member of the board at his residence or usual place of business not less than three (3) days before the meeting, or by delivering the same to each member of the board personally or to his residence or usual place of business, or by sending the same by telegraph or facsimile transmission to his residence or usual place of business, not less than one (1) day before the meeting. Meetings of the board of directors may also be held at any time and place without notice provided all the members are present at such meeting without protest or, at any time before or after the meeting, shall sign a written waiver of notice. The notice of any meeting of the board of directors need not specify the purpose or purposes for which the meeting is called, except as otherwise expressly provided in these by-laws.

SECTION 8. QUORUM: At all meetings of the board of directors, except where otherwise provided by law, the corporate charter, or these by-laws, a quorum shall be required for the transaction of business and shall consist of not less than one-third of the entire board, if the number of members be more than nine
(9), but not less than a majority,  if the number of directors be less than nine
(9); and the vote of a majority of the directors present shall decide any questions that may come before the meeting. A majority of the directors present at any meeting, although less than a quorum, may adjourn the same from time to time, without notice other than announcement at the meeting, until a quorum is present.


SECTION 9. PROCEDURE: The order of business and all other matters of procedure at every meeting of directors may be determined by the presiding member.


                                   ARTICLE IV

                             COMMITTEES OF DIRECTORS


SECTION 1. DESIGNATION: The board of directors, by resolution or resolutions adopted by a majority of the entire board, shall designate an Executive Committee, an Audit Committee and a Finance Committee, and may designate one or more other committees, each committee to consist of three (3) or more directors of the corporation. In the interim between meetings of the board, the Executive Committee shall have and may exercise the powers of the board of directors granted by the corporate charter and these by-laws and by resolution of the board, and such other committees shall have only such powers as shall be granted by these by-laws and by resolution of the board; provided, however, that no committee shall have authority as to the following matters:

(a) The submission to shareholders of any action that needs shareholders' approval by law;

(b)  The filling of vacancies in the board of directors or in any committee;

(c) The fixing of compensation of the directors for serving on the board or on any committee;

(d)  The amendment or repeal of the by-laws, or the adoption of new by-laws; or

(e) The amendment or repeal of any resolution of the board which, by its terms, shall not be so amendable or repealable.

     Each committee shall serve at the pleasure of the board of directors and shall have such name or names as may be determined from time to time by the by-laws or by resolution or resolutions adopted by the board of directors. Except as otherwise required by law, the existence of any such committee may be terminated, or its powers and authority modified, at any time by resolution of the board of directors.


SECTION 2. EXECUTIVE COMMITTEE: When the board of directors is not in session, the Executive Committee shall have all of the authority of the board of directors, except it shall have no authority as to the matters specified in
Section 1 of this Article IV. The Chairman of the Board shall be Chairman of the Executive Committee. The members of the Executive Committee shall serve at the pleasure of the board of directors.


SECTION 3. AUDIT COMMITTEE: The Audit Committee shall recommend to the board of directors the accounting firm to be selected by the board or to be recommended by it for shareholder approval, as independent auditor of the corporation and its subsidiaries; act on behalf of the board in meeting and reviewing with the independent auditors, the chief internal auditor and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of internal controls and the scope of the respective audits of the independent auditors and the internal auditor; review the results of such audits with the respective auditing agency and reporting thereon to the board; review and make recommendations to the board concerning the independent auditor's fees and services; review interim and annual financial reports and disclosures and submit to the board any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies; be consulted, and its consent obtained, prior to the selection or termination of the chief internal auditor; oversee matters involving compliance with Corporate business ethics policies including the work of the Business Ethics Council; review management's assessment of financial risks; authorize special investigations and studies, as appropriate, in fulfillment of its function as specified herein or by resolution of the board of directors; and perform any other duties or functions deemed appropriate by the board of directors. The Committee will conduct a self-assessment at least every three years of its performance in relation to its powers and responsibilities. The membership of such committee shall consist only of directors of the corporation who are not, and have not been, officers of the company.


SECTION 4. FINANCE COMMITTEE: The Finance Committee shall exercise such powers of the board of directors as shall be provided in one or more resolutions of the board of directors with respect to the issuance by the corporation of securities and evidences of indebtedness and the participation by the corporation in other financing transactions and with respect to the authorization of the making, modification, alteration, termination or abrogation of notes, bills, mortgages, sales, deeds, financing leases, liens and contracts of the corporation and shall further be empowered to take any action in connection with the determination of the terms of any securities, evidences of indebtedness or other financing transactions of the corporation the issuance of which by the corporation or the participation in which by the corporation shall have theretofore been approved by the board of directors, and shall further perform any other duties or functions deemed appropriate by the board of directors.


SECTION 5. RECORDS AND PROCEDURE: Said committees shall keep regular minutes of their proceedings and report the same to the board when required. Unless otherwise determined by the board of directors each committee may appoint a chairman and a secretary and such other officers of the committee as it may deem advisable, may determine the time and place of holding each meeting of the committee, the notice of meetings to be given to members, and all other procedural questions which may arise in connection with the work of the committee.


SECTION 6. UNANIMOUS WRITTEN CONSENT: Any action authorized in writing, by all of the members of a committee, and filed with the minutes of the corporation shall be the act of that committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of such committee.


SECTION 7. NOTICE: Unless otherwise provided by resolution of the board of directors or by a vote of a majority of the members of the relevant committee, notice of cormnittee meetings shall be given in the same manner as notice of special meetings of the board of directors is to be given under Article III,
Section 7 of the By-Laws.

                                    ARTICLE V

                                    OFFICERS


SECTION 1. OFFICERS: The officers of the corporation shall consist of a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Controller, a Treasurer, and such Assistant Secretaries, Assistant Controllers and Assistant Treasurers and other officers as shall be elected or appointed by the board of directors. The board of directors may elect or appoint a General Counsel upon such terms and with such powers and duties as it may prescribe and may also designate the General Counsel an officer of the corporation.

SECTION 2. ELECTION: The officers of the corporation shall be elected or appointed by the board of directors at the meeting of the board held after each annual meeting of the stockholders. The Chairman of the Board and the President shall be elected or appointed by the board of directors from among their number. Any number of Vice-Presidents, the Secretary, the Controller, the Treasurer and other officers established pursuant to resolution of the board of directors shall also be elected or appointed by the board of directors.


SECTION 3. TERM OF OFFICE: The officers of the corporation shall hold office until the meeting of the board of directors held after the next annual meeting of the stockholders and until their successors are elected and have qualified, unless a shorter term is fixed or unless removed, subject to the provisions of law, by the board of directors. The Chairman of the Board, the President, any Vice President, the Secretary, the Controller or the Treasurer may be removed at any time, with or without cause, by the board of directors provided that notice of the meeting at which such action shall have been taken shall set forth such action as one of the purposes of such meeting. Any other officer of the corporation may be removed at any time, with or without cause, by the board of directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors at any time to serve the remaining current term of that office.


SECTION 4. CHAIRMAN OF THE BOARD. There shall be a chairman of the Board of Directors, with the official title "Chairman of the Board", who shall be the chief executive officer of the corporation. The Chairman of the Board shall preside at meetings of the stockholders, the board of directors and the Executive Committee. He shall recommend to the board policies to be followed by the corporation, and, subject to the board, shall have general charge of the policies and business of the corporation and general supervision of the details thereof, and shall supervise the operation, maintenance and preservation of the properties of the corporation. He shall keep the board of directors informed respecting the business of the corporation. He shall have authority to sign on behalf of the corporation all contracts and other documents or instruments to be signed or executed by the corporation, and, in all cases where the duties and powers of subordinate officers and agents of the corporation are not specifically prescribed by the by-laws or by resolutions of the board of directors, the Chairman of the Board may prescribe such duties and powers. He shall perform such other duties as may from time to time be assigned to him by the board of directors.


SECTION 5. THE PRESIDENT: The President shall have the direction of and responsibility for the operations of the corporation and such other powers and duties as the board of directors or the chairman of the Board shall designate from time to time and, in the absence or inability to act of the Chairman of the Board, shall have the powers and duties of the Chairman of the Board. The President, unless some other person is thereunto specifically authorized by vote of the board of directors, shall have authority to sign all contracts and other documents and instruments of the corporation.

SECTION 6. THE VICE-PRESIDENTS: The Vice-Presidents may be designated by such title or titles and in such order of seniority as the board of directors may determine. The Vice-Presidents shall perform such of the duties and exercise such of the powers of the President on behalf of the corporation as may be assigned to them respectively from time to time by the board of directors or by the Chairman of the Board or the President, and, subject to the control of the board, shall have authority to sign on behalf of the corporation all contracts and other documents or instruments necessary for the conduct of the business of the corporation. The Vice Presidents shall perform such other duties as may from time to time be assigned to them respectively by the board of directors or the Chairman of the Board or the President.


SECTION 7. THE SECRETARY AND ASSISTANT SECRETARIES: The Secretary shall cause notices of all meetings of stockholders and directors to be given as required by law, the corporate charter, and these by-laws. He shall attend all meetings of stockholders and of the board of directors and keep the minutes thereof. He shall affix the corporate seal to and sign such instruments as require the seal and his signature and shall perform such other duties as usually pertain to his office or as are required of him by the board of directors or the Chairman of the Board or the President.

         Any Assistant Secretary may, in the absence or disability of the Secretary, or at his request, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the board of directors, the Chairman of the Board, the President or the Secretary shall prescribe.

         The Secretary or any Assistant Secretary may certify under the corporate seal as to the corporate charter or these by-laws or any provision thereof, the acts of the board of directors or any committee thereof, the tenure, signatures, identity and acts of officers of the corporation or other corporate facts, and any such certificate may be relied upon by any person or corporation to whom the same shall be given until receipt of written notice to the contrary.

         In the absence of the Secretary and of an Assistant Secretary, the stockholders or the board of directors may appoint a secretary pro tem to record the proceedings of their respective meetings and to perform such other acts pertaining to said office as they may direct.


SECTION 8. THE CONTROLLER AND ASSISTANT CONTROLLERS: The Controller shall be the chief accounting officer of the corporation. He shall have general supervision of the accounting and financial reporting policies of the corporation, and shall recommend policies and procedures and shall render current and periodic reports of financial status to the Chairman of the Board, the

President and the board of directors. He shall perform such other duties as usually pertain to his office or as are required of him by the board of directors or the Chairman of the Board or the President.

         Any Assistant Controller may, in the absence or disability of the Controller, or at his request, perform the duties and exercise the powers of the Controller and shall perform such other duties as the board of directors, the Chairman of the Board, the President or the Controller shall prescribe.


SECTION 9. THE TREASURER AND ASSISTANT TREASURERS: The Treasurer is authorized and empowered to receive and collect all moneys due the corporation and to receipt for the same. He shall be empowered to execute on behalf of the corporation all instruments, agreements and certificates necessary or appropriate to effect the issuance by the corporation of securities or evidences of indebtedness or to permit the corporation to enter into and perform any other financing transactions to the extent the foregoing are within the ordinary course of business of the corporation or have been authorized by the board of directors or a committee thereof. He shall cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received by and paid on account of the corporation. He shall make and sign such reports, statements, and instruments as may be required of him by the board of directors or by laws of the United States or the State of New York, or by commission, bureau, department or agency created under any such laws, and shall perform such other duties as usually pertain to his office or as are required of him by the board of directors or the Chairman of the Board or the President.

         Any Assistant Treasurer may, in the absence or disability of the Treasurer, or at his request, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the board of directors, the Chairman of the Board, or the President, or the Treasurer shall prescribe.


SECTION 10. ADDITIONAL OFFICERS: In addition to the officers provided for by these by-laws, the board of directors may, from time to time, designate and appoint such other officers as may be necessary or convenient for the transaction of the business and affairs of the corporation. Such other officers shall have such powers and duties as may be assigned to them by resolution of the board of directors.


SECTION 11. OFFICERS HOLDING TWO OR MORE OFFICES: Any two or more of the above-mentioned offices may be held by the same person, except that the President shall not also be the Secretary, but no officer shall execute or verify any instrument in more than one capacity if such instrument be required by law or otherwise to be executed or verified by any two or more officers.

SECTION 12. DUTIES OF OFFICERS MAY BE DELEGATED: In case of the absence of any officer of the corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate, for the time and to the extent specified, the powers or duties of any officer to any other officer, or to any director.


SECTION 13. COMPENSATION: The compensation of all officers with an assigned salary level above the scale of Salary Grade N as prescribed in the Salary Administration Program, as adopted by the board of directors, shall be fixed by the board of directors. The compensation of all other officers and employees shall be fixed by the Chairman of the Board or by the President in accordance with the Salary Administration Program.


SECTION 14. BONDS: The board of directors may require any officer, agent or employee of the corporation to give a bond to the corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the board of directors. The premium payable to any surety company for such bond shall be paid by the corporation.


                                   ARTICLE VI

              INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE


SECTION 1. INDEMNIFICATION: The corporation shall fully indemnify, to the extent not expressly prohibited by law, each person involved in, or made or threatened to be made a party to, any action, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including an action by or in the right of the corporation or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise, and including appeals therein (any such action or proceeding being hereinafter referred to as a "Matter"), by reason of the fact that such person, such person's testator or intestate (i) is or was a director or officer of the corporation, or (ii) is or was serving, at the request of the corporation, as a director, officer, or in any other capacity, any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any Matter, except as provided in the next paragraph.

         No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification shall be made with respect to any Matter initiated by any such person against the corporation, or a director or officer of the corporation, other than to enforce the terms of this article, unless such Matter was authorized by the board of directors. Further, no indemnification shall be made with respect to any settlement or compromise of any Matter unless and until the corporation has consented to such settlement or compromise.

         In making any determination regarding any person's entitlement to indemnification hereunder, it shall be presumed that such person is entitled to indemnification, and the corporation shall have the burden of proving the contrary.

         Written notice of any Matter for which indemnity may be sought by any person shall be given to the corporation as soon as practicable and the corporation shall be permitted to participate therein. Such person shall cooperate in good faith with any request that common counsel be utilized by the parties to any Matter who are similarly situated, unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.


SECTION 2. ADVANCEMENT OF EXPENSES: Except in the case of a Matter against a director, officer, or other person specifically approved by the board of directors, the corporation shall, subject to Section 1 above, pay expenses actually and reasonably incurred by or on behalf of such a person in connection with any Matter in advance of the final disposition of such Matter. Such payments shall be made promptly upon receipt by the corporation, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for part or all of such expenses.


SECTION 3. RIGHTS NOT EXCLUSIVE: The rights to indemnification and advancement of expenses granted by or pursuant to this article (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, corporate charter, by-law, resolution, or agreement,
(ii) shall be deemed to constitute contractual obligations of the corporation to any director, officer, or other person who serves in a capacity referred to herein at any time while this article is in effect, (iii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this article, and (iv) shall continue to exist after the repeal or modification hereof with respect to events occurring prior thereto. It is the intent of this article to require the corporation to indemnify the persons referred to herein for the aforementioned judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, in each and every circumstance in which such indemnification could lawfully be permitted by express provisions of by-laws, and the indemnification required by this article shall not be limited by the absence of an express recital of such circumstances.


SECTION 4. AUTHORIZATION OF CONTRACTS: The corporation may, with the approval of the board of directors, enter into an agreement with any person who is, or is about to become, a director or officer of the corporation, or who is serving, or is about to serve, at the request of the corporation, as a director, officer, or in any other capacity, any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise, which agreement may provide for indemnification of such person and advancement of expenses to such person upon terms, and to the extent, not prohibited by law. The failure to enter into any such agreement shall not affect or limit the rights of any such person under this article.


SECTION 5. INSURANCE: The corporation may purchase and maintain insurance to indemnify the corporation and the directors and officers within the limits permitted by law.


SECTION 6. SEVERABILITY: If any provision of this article is determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby.


                                   ARTICLE VII

                                      STOCK


SECTION 1. TRANSFER AGENT AND REGISTRAR: The board of directors may appoint one or more individuals, banks, firms of bankers, or trust companies the agent or agents of the corporation for the transfer of shares of its stock, and may also appoint one or more individuals, bank, firms of bankers, or trust companies registrar or registrars for the registering of shares of its stock.

SECTION 2. CERTIFICATE OF STOCK: The certificates of stock of the corporation shall be numbered and shall be recorded in the books of the corporation as they are issued. They shall contain the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal, which may be a facsimile. Where any such certificate is signed by a registrar, the signatures of any such Chairman of the Board, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue. No certificate of stock shall be valid until countersigned by a transfer agent if the corporation have a transfer agent for the class or series of stock represented by such certificate whose signature may be a facsimile and until registered by a registrar if the corporation have a registrar for such class or series.


SECTION 3. TRANSFERS OF SHARES: Subject to applicable law, shares of stock shall be transferable on the books of the corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender to the corporation or any transfer agent of the corporation of the certificate representing the shares to be transferred, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New York. The board of directors, to the extent permitted by law, shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates of stock.


SECTION 4. FIXING OF RECORD DATE OR CLOSING TRANSFER BOOKS: The board of directors may fix a day and hour, not more than sixty (60) days prior to the day on which any meeting of stockholders is to be held, as the time as of which stockholders entitled to notice of or to vote at such meeting and at all adjournments thereof shall be determined; and in the event such record date is fixed by the board of directors no one other than the holders of record on such date of stock entitled to notice of or to vote at such meeting shall be entitled to notice of or to vote at such meeting or, unless a new record date be fixed as provided in Article II, Section 7 of these by-laws, any adjournment thereof. The board of directors may at its option, in lieu of fixing a record date as aforesaid, prescribe a period, not exceeding sixty (60) days prior to any meeting of stockholders, during which no transfer of shares on the books of the corporation may be made.

         The board of directors may fix a day and hour, not exceeding sixty (60) days preceding the date fixed for the payment of a dividend or the making of any distribution, or for the delivery of evidences or rights or evidences of interests arising out of any change, conversion or exchange of stock, as a record time for the determination of the stockholders, or stockholders of any class or series, entitled to receive any such dividend, distribution, rights, or interests, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights, or interests, or the board of directors may at its option prescribe a period, not exceeding sixty (60) days prior to the date for such payment, distribution or delivery, during which no transfer of stock on the books of the corporation may be made.

SECTION 5. LOST STOCK CERTIFICATES: The holder of any certificate representing shares of stock of the corporation shall immediately notify the corporation of any mutilation, loss, or destruction thereof, and the board of directors or an officer or officers duly authorized thereunto by the board of directors may in its or his discretion authorize one or more new certificates for the same number of shares in the aggregate to be issued to such holder upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and the deposit of indemnity by way of bond or otherwise in such form and amount and with such surety or sureties or security as the board of directors or such officer or officers may require to protect the corporation against loss or liability by reason of the issuance of such new certificates; but the board of directors may in its discretion refuse to issue new certificates save upon the order of the court having jurisdiction in such matters.


SECTION 6. SCRIP: The board of directors may from time to time authorize the issuance by the corporation of scrip certificates representing interests in fractions of a full share of any class or series of stock of the corporation, and, subject to the provisions of the corporate charter and applicable provisions of law, shall have power to prescribe the rights, and the conditions and limitations thereof, to which the holders of such scrip certificates shall be entitled in respect of such scrip certificates and of the interests in shares of stock of the corporation represented thereby, which rights and the conditions and limitations thereon shall be set forth therein to the extent required by law. Such scrip certificates may be issued in registered or bearer form, as the board of directors may determine.


                                  ARTICLE VIII

                               GENERAL PROVISIONS


SECTION 1. FINANCES: The funds of the corporation shall be deposited in its name with such bank or banks, firm or firms of bankers, trust company or trust companies as the board of directors may from time to time designate. All checks, notes, drafts and other negotiable instruments of the corporation shall be signed by such officer or officers, agent or agents, employee or employees or such other person or persons as may be designated by the board of directors from time to time by resolution, or by the Chairman of the Board or the President or the Treasurer in the exercise of authority conferred by resolution of the board of directors. No officers, agents, employees of the corporation, or other person, alone or with others, shall have power to make any checks, notes, drafts or other negotiable instruments in the name of the corporation or to bind the corporation thereby, except as in this article provided.

SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year unless otherwise provided by the board of directors.


                                   ARTICLE IX

                                 CORPORATE SEAL

SECTION 1. FORM OF SEAL: The seal of the corporation shall bear the name of the corporation, the year of its incorporation, and such appropriate design as the board of directors may approve. The seal on stock certificates or on any corporate obligation for the payment of money may be facsimile.


                                    ARTICLE X

                                   AMENDMENTS


SECTION 1. PROCEDURE: These by-laws may be added to, amended, altered, or repealed at any meeting of stockholders, notice of which shall have referred to the proposed action, by the vote of the holders of record of a majority of the outstanding shares of the corporation entitled to vote, or, to the extent permitted by law, at any meeting of the board of directors, notice of which shall have referred to the proposed action, by the affirmative vote of a majority of the board of directors.


SECTION 2. AMENDMENT OF BY-LAW REGULATING ELECTION OF DIRECTORS: If any by-law regulating an impending election of directors is adopted or amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the by-law so adopted or amended or repealed, together with a concise statement of the changes made.


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